Exhibit 10.9
BETWEEN
SANMING CITY CHENYANG HYDROELECTRIC CO.,
LTD.
SANMING CITY FUFENG INDUSTRIAL CO., LTD.
BEIJING XUNJING INTERACTIVE TECHNOLOGY CO.,
LTD.
HUANG SHAO JIAN
YU RONG JI
ZHANG RONG BIN
SUN XIAO DONG
XIE FANG WU
YE CHANG HE
AND
CHINA HYDROELECTRIC CORPORATION

SHARE TRANSFER AGREEMENT
For
PINGNAN COUNTY WANGKENG HYDROELECTRIC
CO., LTD.

CONTENTS

CHAPTER I DEFINITIONS	8

Article 1 Definitions	8

CHAPTER II THE EQUITY STAKE	10

Article 2 Transfer of Equity Stake	10
Article 3 Share Transfer Price	10
Article 4 Payment	11
Article 5 Taxes Payable under the Transfer of Equity Stake	14

CHAPTER III REPRESENTATIONS AND WARRANTIES BY ALL PARTIES	14

Article 6 Representations and Warranties by All Parties	14

CHAPTER IV DISCLOSURES, REPRESENTATIONS AND WARRANTIES BY THE TRANSFERORS	15

Article 7 Disclosures, Representations and Warranties by the Transferors	15
Article 8 General Representations and Warranties by the Transferors	17
Article 9 Ownership	18
Article 10 The Company and the Hydroelectric Station Project	18

CHAPTER V DISCLOSURES, REPRESENTATIONS AND WARRANTIES BY THE TRANSFEREE	28

Article 11 Disclosures, Representations and Warranties by the Transferee	28

CHAPTER VI DELIVERY	29

Article 12 Delivery	29

CHAPTER VII EMPLOYEES	31

Article 13 Employees	31

CHAPTER VIII CONFIDENTIALITY	32

Article 14 Confidentiality	32

CHAPTER IX BREACH OF CONTRACT	33

Article 15 Liability for Breach of a Representation or Warranty	33
Article 16 Liability for Breach of Contract	34

CHAPTER X FORCE MAJEURE	36

Article 17 Force Majeure	36

CHAPTER XI RESOLUTION OF DISPUTES	37

Article 18 Arbitration	37
Article 19 Validity of the Arbitration Award	37
Article 20 Continuation of Rights and Obligations	37

CHAPTER XII APPLICABLE LAW	37

Article 21 Applicable Law	37

CHAPTER XIII MISCELLANEOUS	38

Article 22 Waiver	38

SHARE TRANSFER AGREEMENT
This Share Transfer Agreement (hereinafter referred to as this “ Agreement”) is executed by and among the following Parties in Fuzhou City, China on August 9, 2008.
(1)	Party A: China Hydroelectric Corporation (hereinafter referred to as “the Transferee”), a company registered and established in accordance with the laws of the Cayman Islands, with its registered address at 558 Lime Rock Road, Lime Rock, Connecticut 06039, the authorized representative of which is John D. Kuhns, whose position is chairman and his nationality is United States of America;

(2)	Party B: Sanming City Chenyang Hydroelectric Co., Ltd., a company registered and established in accordance with the laws of the People’s Republic of China, with its registered address at Shunkeng Hydroelectric Station, Shenkou, Sanyuan District, and the registration number of 350400100017627, the legal representative of which is Huang Shaojian, whose nationality is People’s Republic of China;

(3)	Party C: Sanming City Fufeng Industrial Co., Ltd., a company registered and established in accordance with the laws of the People’s Republic of China, with its registered address at 5th Floor of Complex Building, Sanyuan Street, Sanyuan District, Sanming City, and the registration number of which is 350400100017619, the legal representative of which is Lu Zipeng, whose nationality is People’s Republic of China;

(4)	Party D: Beijing Xunjing Interactive Technology Co., Ltd., a company registered and established in accordance with the laws of the People’s Republic of China, with its registered address at Room 1234, Tower C, Building 1, Zhongguancun Software Park Incubator, Dongbeiwang Road, Haidian District, Beijing, and the registration number of which is 1101082925534, the legal representative of which is Huang Yinghui, whose nationality is People’s Republic of China;

(5)	Party E: Huang Shaojian, a PRC citizen with the PRC ID card number 350427196506170058, and domicile at Room 202, Building 11, East of Fubei Road, Sha County, Fujian Province;

(6)	Party F: Yu Rongji, a PRC citizen with the PRC ID card number 35040219690820601X, and domicile at Tower 2, No.48, Houxia, Xiakeng Village, Yangxi Township, Meilie District, Sanming City, Fujian Province;

(7)	Party G: Zhang Rongbin, a PRC citizen with the PRC ID card number 352228671121001, and domicile at No. 11, Huancheng Yi Xiang, Gufeng Town, Pingnan County, Fujian Province;

(8)	Party H: Sun Xiaodong, a PRC citizen with the PRC ID card number 352230197004060039, and domicile at No.3, Park Road, Shicheng Town, Zhouning County, Fujian Province;

(9)	Party I: Xie Fangwu, a PRC citizen with the PRC ID card number 350124194510070012, and domicile at No.372, Nanshan Road, Meicheng Town, Minqing County, Fujian Province;

(10)	Party J: Ye Changhe, a PRC citizen with the PRC ID card number 352227196004153013, and domicile at No.026 of, Huating Street, Gufeng Town, Pingnan County, Fujian Province.
Party B, Party C, Party D, Party E, Party F, Party G, Party H, Party I and Party J are hereinafter collectively referred to as the “Transferors”. The Transferors and Transferee are hereinafter collectively referred to as “All Parties” as well as each of the Transferors and Transferee is hereinafter referred to as “Party”.
WHEREAS:
(1)	Pingnan County Wangkeng Hydroelectric Co., Ltd. (hereinafter referred to as “the Company”) is a company incorporated in China, conducting the business of hydropower generation and power development and operation with its registered capital in the amount of RMB40,800,000 and registration number 350923100000609;

(2)	Party B holds twenty two percent (22%) of the equity stake of the Company with its capital contribution in the amount of RMB8,976,000, and can exercise all of its full rights as a shareholder;

(3)	Party C holds twelve percent (12%) of the equity stake of the Company with its capital contribution in the amount of RMB4,896,000, and can exercise all of its full rights as a shareholder;

(4)	Party D holds four percent (4%) of the equity stake of the Company with its capital contribution in the amount of RMB1,632,000, and can exercise all of its full rights as a shareholder;

(5)	Party E holds fifteen point four two percent (15.42%) of the equity stake of the Company with his capital contribution in the amount of RMB6,291,360, and can exercise all of its full rights as a shareholder;

(6)	Party F holds thirteen point five eight percent (13.58%) of the equity stake of the Company with his capital contribution in the amount of RMB5,540,640, and can exercise all of its full rights as a shareholder;

(7)	Party G holds twenty percent (20%) of the equity stake of the Company with his capital contribution in the amount of RMB8,160,000, and can exercise all of its full rights as a shareholder;

(8)	Party H holds seven percent (7%) of the equity stake of the Company with his capital contribution in the amount of RMB2,856,000, and can exercise all of its full rights as a shareholder;

(9)	Party I holds four percent (4%) of the equity stake of the Company with his capital contribution in the amount of RMB1,632,000, and can exercise all of its full rights as a shareholder;

(10)	Party J holds two percent (2%) of the equity stake of the Company with his capital contribution in the amount of RMB816,000, and can exercise all of its full rights as a shareholder;

(11)	Subject to the terms and conditions set out in this Agreement, Party B is willing to transfer twelve percent (12%) of the equity stake of the Company held by it, Party C is willing to transfer twelve percent (12%) of the equity stake of the Company held by it, Party D is willing to transfer four percent (4%) of the equity stake of the Company held by it, Party E is willing to transfer fifteen point four two percent (15.42%) of the equity stake of the Company held by him, Party F is willing to transfer thirteen point five eight percent (13.58%) of the equity stake of the Company held by him, Party G is willing to transfer twenty percent (20%) of the equity stake of the Company held by him, Party H is willing to transfer seven percent (7%) of the equity stake of the Company held by him, Party I is willing to transfer four percent (4%) of the equity stake of the Company held by him, and Party J is willing to transfer two percent (2%) of the equity stake of the Company held by him to the Transferee, all of which represent ninety percent (90%) of the equity stake of the Company (hereinafter referred to as the “Equity Stake”);

(12)	Party B, Party C, Party D, Party E, Party F, Party G, Party H, Party I and Party J all agree to waive their pre-emptive rights over the Equity Stake;

(13)	The Transferee is willing to acquire ninety percent (90%) of the equity stake of the Company from the Transferors subject to the terms and conditions set out in this Agreement;
Therefore, after friendly consultations, on the principles of equality and mutual benefit, all Parties to this Agreement have reached the following agreement in accordance with the provisions of the Company Law of the People’s Republic of China, the Contract Law of the People’s Republic of China and other relevant laws and regulations of the People’s Republic of China:

CHAPTER I DEFINITIONS
Article 1 Definitions
Unless otherwise prescribed and stipulated herein, the following terms used in this Agreement shall have the meanings set forth as follows:
The “Company” refers to Pingnan County Wangkeng Hydroelectric Co., Ltd., a limited liability company registered and established in accordance with the laws of China, with its registration number being 350923100000609, registered capital (paidup capital) being RMB40,800,000 and registered address at Wangkeng Village, Tangkou Township, Pingnan County.
The “Hydroelectric Station Project” refers to Wangkeng Hydroelectric Station Project with the installed capacity of 40,000KW, which is legally and effectively owned and operated by the Company.
The “Joint Venture Contract” refers to the Joint Venture Contract entered into between Party A and Party B for the establishment of the Sino-foreign joint venture enterprise, Pingnan County Wangkeng Hydroelectric Co., Ltd., which is subject to the approval by the Examination and Approval Authority.
The “New Articles of Association” refers to the new Articles of Association of the Sino-foreign joint venture enterprise, Pingnan County Wangkeng Hydroelectric Co., Ltd. upon the completion of the share transfer stipulated in this Agreement, which has been approved by the Examination and Approval Authority.
“PRC” or “China” refers to the People’s Republic of China, and insofar as this Agreement is concerned, shall exclude Hong Kong, Macao and Taiwan.
“Claims” refers to all the claims, actions, demands, proceedings judgments liabilities, damages amounts, costs and expenses (including legal costs and disbursements) whatsoever and howsoever arising.

“Signing Date” refers to the date on which this Agreement is signed.
“Encumbrance” refers to any mortgage, assignment, lien, charge, pledge, title retention, right to acquire, security interest, option, pre-emptive right, and any other restriction or conditions whatsoever including but not limited to:
(1)	any right or power granted or reserved in or over or affecting the Equity Stake;

(2)	the right or power created or otherwise arising in or over the Equity Stake for Transfer under a fiduciary transfer, charge, lien, pledge, power of attorney or other forms of encumbrance; or

(3)	any security over the Equity Stake for the payment of a debt or any other monetary obligations or the performance of any other obligations.
“Examination and Approval Authority”, pursuant to the provisions for the examination and approval of projects which have investments by foreign investors in the PRC, refers to the relevant Chinese government departments having authority to examine and approve this Agreement, Joint Venture Contract, and the New Articles of Association of the Company and the transfer of the Equity Stake contemplated in this Agreement.
“Material Adverse Change” refers to
(1)	investigations (which may cause the Company to be punished) and penalties upon the Company by relevant governmental authorities, which may have material impact on the normal business operation of the Company;

(2)	involvement with any litigation, arbitration or any other judicial proceedings by the Company, which may have material impact on the normal business operation of the Company; or

(3)	any change (or any development that, insofar as can reasonably be foreseen, is likely to result in any change) that may cause loss to the financial conditions, business, assets or liabilities of the Company in the amount of more than RMB100,000.
“RMB” or “Renminbi” refers to the legal currency of the PRC.
“US Dollar” or “US$” refers to the legal currency of the United States of America.
“Third Party” refers to any natural person, legal entity, or other organization or entity, other than the parties to this Agreement.
“Business Days” refers to the days on which the banks in both Beijing and New York are open for business.
Chapter II The Equity Stake
Article 2 Transfer of Equity Stake
Pursuant to the terms stipulated in this Agreement, the Transferors agree to transfer to the Transferee and the Transferee agrees to accept from the Transferors the Equity Stake being ninety percent (90%) of the equity stake of the Company with all the rights and obligations of and attaching to the Equity Stake including, without limiting the generality thereof, all the rights to receive dividends and to receive or subscribe for shares (if any) declared, paid or issued by the Company and free of any Claims or Encumbrances.
Article 3 Share Transfer Price
3.1	The Transferors and Transferee agree that the transfer price for the transfer of the Equity Stake shall refer to the appraisal value of the Equity Stake given in the Valuation Report (document number: Zhong Tuo Zheng Tai No.2008-P00055-6) issued by Zhuhai Zhongtuo Zhengtai Assets Appraisal and Land Valuation Co., Ltd. (a qualified valuation agency). The Transferors and

Transferee, after consultations, have finally determined that the price for the Equity Stake shall be agreed at US Dollars equivalent to RMB220,500,000 (hereinafter referred to as the “Transfer Price”). Specifically, the amount respectively payable to the Transferors shall be as follows:
Party B: US Dollars equivalent to RMB29,400,000;

Party C: US Dollars equivalent to RMB29,400,000;
Party D: US Dollars equivalent to RMB9,800,000;

Party E: US Dollars equivalent to RMB37,779,000;
Party F: US Dollars equivalent to RMB33,271,000;

Party G: US Dollars equivalent to RMB49,000,000;
Party H: US Dollars equivalent to RMB17,150,000;

Party I: US Dollars equivalent to RMB9,800,000;
Party J: US Dollars equivalent to RMB4,900,000.
3.2	The Transfer Price shall be paid in instalments: The Transfer Price under this Agreement shall be paid in two (2) instalments.

3.3	The Transferee shall pay the Transfer Price in the equivalent of US Dollars but shall ensure that the Transferors will receive the pre-agreed amount in RMB.
Article 4 Payment
4.1	Seventy percent (70%) of the Transfer Price, namely, RMB154,350,000, shall be paid to the Transferors within one (1) month after this Agreement has been approved in writing by the Examination and Approval Authority and the Certificate of Approval for Establishment of Enterprises with Foreign Investment in People’s Republic of China has been issued, among which, RMB20,580,000 shall be paid to Party B, RMB20,580,000 to Party C, RMB6,860,000 to Party D, RMB26,445,300 to Party E, RMB23,289,700 to Party F, RMB34,300,000 to Party G, RMB12,005,000 to Party H, RMB6,860,000 to Party I, RMB3,430,000 to Party J.
The second instalment of the Transfer Price, namely, thirty percent (30%) of the Transfer Price in the amount of RMB66,150,000, shall be paid to the Transferors within thirty (30) Business Days after the Foreign Invested Enterprises Business License has been issued, the alteration registration of the Equity Stake with the local administration for industry and commerce has been completed and the Equity Stake has been registered under the name of the Transferee, among which, RMB8,820,000 shall be paid to Party B, RMB8,820,000 to Party C, RMB2,940,000 to Party D, RMB11,333,700 to Party E, RMB9,981,300 to Party F, RMB14,700,000 to Party G, RMB5,145,000 to Party H, RMB2,940,000 to Party I, RMB1,470,000 to Party J.

The Transferors shall provide to the Transferee with the information in relation to the bank accounts respectively opened under the name of the Transferors in a timely fashion so as to enable the Transferee to make the payment of the Transfer Price.

The obligations of the Transferee shall be deemed as having been fully fulfilled after the Transfer Price has been fully remitted into the bank accounts respectively designated by the Transferors and the Transferee shall not assume any responsibilities or obligations in relation to the payment of the Transfer Price thereafter.

4.2	The Transferors hereby jointly agree and warrant that the Transferors shall remit to the bank account designated by the Transferee in the amount of RMB7,500,000 within five (5) Business Days from the date when the first instalment of the Transfer Price arriving at the bank accounts designated by the Transferors, which shall be served as the guarantee deposit for the completion of the obligations stipulated in Articles 10.26, 10.27, 10.29, 10.30 and 10.31 hereof, the discharging of the maximum amount guarantee (with the contract number of 33905200700002044) provided by the Company for the benefit of Fujian Dachuang Group Stone Materials Co., Ltd., the fulfilment of other obligations under this Agreement and the quality guaranty for the Hydroelectric Station Project. In addition, each Party of the Transferors shall assume the joint liability for the payment of such guarantee deposit. In the event that the Company suffers from any damages or losses due to the quantity issue of the Hydroelectric Station Project, or the Transferors are in breach of any provision of this Agreement, the Transferee is entitled to deduct corresponding amount directly from the aforesaid guarantee deposit as compensation to the Company and/or the Transferee until the drawdown of this guarantee deposit. In addition, the compensation mentioned above shall not prejudice any other rights of the Transferee and/or the Company to claim for damages against the Transferors in accordance with other provisions hereof and PRC laws and regulations. The balance of the said guarantee deposit (if any) shall be refunded to the Transferors within ten (10) Business Days after the discharging of the maximum amount guarantee (with the contract number of 33905200700002044) provided by the Company for the benefit of Fujian Dachuang Group Stone Materials Co., Ltd., and all obligations stipulated in Articles 10.26, 10.27, 10.29, 10.30 and 10.31 hereof have been fully completed by the Transferors as scheduled and relevant documents have been provided to the Transferee.
4.3	Within five (5) Business Days after the Transfer Price has arrived at the bank accounts designated by the Transferors, the Transferors shall be responsible to complete the registrations of receiving foreign exchange for share transfer with the local governmental authority in charge of the administration of foreign exchange. Within two (2) Business Days after the completion of such registrations, the Transferors shall provide the Transferee with the original of Registration Form of Receiving Foreign Exchange for Share Transfer .

4.4	The Transferors shall issue the receipts to the Transferee within five (5) Business Days after having received the Transfer Price. In the event that the Transferors fail to issue the receipts within the prescribed time limit, the Transferee shall be entitled to claim for the liquidated damages for the delayed performance in the amount of 0.5‰ of the Transfer Price per day. In the event that the receipts issued by the Transferors are not in compliance with the PRC laws and regulations which causes the Transferee and/or the Company to suffer from any damage or loss, the Transferors shall assume joint liability for the full compensation payable to the Transferee and/or the Company.

4.5	The profits of the Company shall be distributed in accordance with corresponding ratio of the paid Transfer Price accounting for the Equity Stake from the actual receipt date of the Transfer Price by the Transferors.
Article 5 Taxes Payable under the Transfer of Equity Stake
Any taxes or fees arising out of and payable pursuant to the fulfilment of the terms of this Agreement by each of the Transferors and Transferee shall be paid by the respective Party liable for the taxes or fees under the provisions of relevant laws and regulations of China.
Chapter III Representations and Warranties by All Parties
Article 6 Representations and Warranties by All Parties
6.1	Prior to the signing of this Agreement, if the signing party is a company, such company shall provide a power of attorney which authorizes its representative to sign this Agreement; if the signing party is an individual, such individual shall provide a copy of his/her identification card together with the original of the identification card being shown. In case of proxy, power of attorney thereof and a copy of the identification card of the principal shall be provided.

6.2	When signing this Agreement, the Transferors and Transferee hereby state that the documents and information provided to any other Party or their agencies (including, without limitation, the lawyers, valuers, financial consultants, etc.) before the Signing Date are still valid and authentic, and confirm that where there is any discrepancy therein with the terms of this Agreement, this Agreement shall prevail.

6.3	The Transferors and Transferee hereby agree that upon this Agreement coming into effect, the contracts or documents pertaining to the transfer of the Equity Stake entered into between the Transferors and the Transferee prior to this Agreement shall lapse automatically.

6.4	All Parties to this Agreement agree to strive jointly in coordinating the work pertaining to the transfer of the Equity Stake, including but not limited to application for approvals, registration and filing of record, etc., and the costs and expenses arising therefrom shall be borne by the Company.
Chapter IV Disclosures, Representations and Warranties by the Transferors
Article 7 Disclosures, Representations and Warranties by the Transferors
The Transferors hereby jointly and severally represent and warrant to the Transferee that:
7.1	All information and facts relating to the Company that is in the possession of the Transferors or is known to any of the Transferors which will have a substantive and adverse effect on the Transferors’ ability to fulfil any of their obligations in this Agreement or when disclosed to the Transferee shall have a substantive effect on the willingness of the Transferee to sign and fulfil its obligations under this Agreement, have been disclosed to the Transferee and the information provided by the Transferors to the Transferee does not contain any representation that is untrue or misleading.
7.2	No lawsuits, arbitrations, or other legal or administrative proceedings or governmental investigations are on-going against the Transferors that will materially affect their ability to sign this Agreement or fulfil their obligations under this Agreement.

7.3	As of the Signing Date, the Transferors have informed the Third Party the whole matter of the transfer of the Equity Stake under this Agreement who are related to the Equity Stake and the Company; and in case of any requirement for the consent of such Third Party, the Transferors have already procured the corresponding written consent from such Third Party.

7.4	The Transferors hereby jointly undertake that none of them will take any action after the Signing Date that will cause any adverse impact on the Company.

7.5	Regarding the documents and information provided by the Transferors to the Transferee and/or the Transferee’s agencies (including without limitation the lawyers, valuers, financial consultants, etc.) prior to the Signing Date, the Transferors hereby undertake that:
7.5.1	all copies made from original documents are true and complete and that such original documents are authentic and complete;

7.5.2	all originals supplied to the Transferee and/or the Transferee’s agencies are authentic and complete;

7.5.3	all signatures (stamps) appearing on documents supplied to the Transferee and/or the Transferee’s agencies as originals or copies of originals are genuine; and

7.5.4	the Transferors have drawn to the attention of the Transferee and/or the Transferee’s agencies all matters that are material for the Transferee to proceed with the transaction as contemplated in this Agreement.
7.6	At any moment of present or in the future, upon the request of the Transferee, the Transferors shall, on its own expenses, make all efforts to carry out and/or conduct in a way which is satisfactory to the Transferee, or to impel the Third Party to carry out and/or conduct in a way which is satisfactory to the Transferee, any action and/or document which the Transferee reasonably deems requisite, in order to realize the full effectiveness and implementation of this Agreement.
Article 8 General Representations and Warranties by the Transferors
8.1	Party B, Party C and Party D are legal entities that have been duly established according to the laws and regulations of China and they are validly and legally in existence and also operating normally in accordance with the laws and regulations of China. Signing this Agreement and fulfilling all of their obligations stipulated herein by Party B, Party C and Party D shall not contravene or result in the violation of or constitute a failure to fulfil or an inability to fulfil any of the stipulations in its respective articles of association or internal rules, any laws, regulations, stipulations, any authorization or approval from any government body or department or the stipulations of any contract or agreement that Party B or Party C or Party D is a party to or is bound by.

8.2	Party E, Party F, Party G, Party H, Party I and Party J are PRC citizens with all civil abilities to enter into this Agreement and fulfil all of their obligations stipulated herein. Signing this Agreement and fulfilling all of their obligations stipulated herein by Party E, Party F, Party G, Party H, Party I and Party J shall not contravene or result in the violation of or constitute a failure to fulfil or an inability to fulfil any of the stipulations in any laws, regulations, stipulations, any authorization or approval from any government body or department or the stipulations of any contract or agreement that Party E or Party F or Party G or Party H or Party I or Party J is a party to or is bound by.
Article 9 Ownership
9.1	The Transferors hereby jointly and severally undertake and warrant that: the Transferors are the legal owners of the Equity Stake and have full authority and right to transfer the Equity Stake to the Transferee and the Equity Stake does not involve any state-owned assets and interest.

9.2	The Transferors hereby jointly and severally undertake and warrant that: up to the First Payment Date (inclusive), the Equity Stake is not subject to any Claims or Encumbrances (including but not limited to any form of option, acquisition right, mortgage, pledge, guarantee, lien or any other forms of third party rights and interest); and there is no agreement or undertaking in existence that may result in or create any Claim or Encumbrance on the Equity Stake (including but not limited to the aforesaid option, acquisition right, mortgage, pledge, guarantee, lien or any other forms of third party rights and interest).

9.3	The Transferors hereby jointly and severally undertake and warrant that: no lawsuits, arbitrations, or other legal or administrative proceedings or governmental investigations are on-going against any party of the Transferors that will materially affect the Transferors’ ability to sign this Agreement or fulfil the Transferors’ obligations under this Agreement.
Article 10 The Company and the Hydroelectric Station Project
The Transferors hereby jointly and severally represent and warrant to the Transferee that:

10.1	The Company is a legal entity duly established according to the laws of China, which is validly and legally in existence and also operating normally in accordance with the laws and regulations of China.

10.2	The registered capital of this Company has been fully paid up as scheduled. The Transferors have fully fulfilled their capital contribution obligations, which have been legally verified in accordance with relevant PRC laws. There is no withdrawal of the registered capital by the Transferors.

10.3	The Company is the legal owner of the Hydroelectric Station Project and can enjoy the full and complete ownership, operation right and right to profit of the Hydroelectric Station Project.

10.4	Except for the completion acceptance document of the Hydroelectric Station Project, the development, construction and operation of the Hydroelectric Station Project have procured all requisite approvals issued by relevant governmental authorities and are fully complied with all relevant PRC laws and regulations and the approvals and permits issued by relevant governmental authorities, and there is no violation of the PRC laws and regulations and approvals and permits issued by relevant governmental authorities.

10.5	Prior to the date of the delivery of the assets, every aspect of the Hydroelectric Station Project, including but not limited to the hydrology, geology, water flow, dam safety and hydropower generator units, etc., is complied with the requirements for the normal power generation, and except for normal operation losses, is free from any flaw, defect or any other problems. The volume of the power generation of the Hydroelectric Station Project in normal years shall at least reach the designed level. In the event that the Transferee and/or the Company incur any damage or loss arising out of any flaw, defect or any other problem which has already existed before the transfer of the Equity Stake, the Transferors shall be jointly liable for the full compensation on the Transferee and/or the Company.

10.6	Up to the First Payment Date, the Company has never been involved in and is not currently involved in any administrative investigations, lawsuit, arbitration, disputes, Claims or other proceedings (no matter ongoing, pending or threatened), nor has the Company been punished, and the Transferors can foresee that no punishment is to be made against the Company by any administrative authorities of the PRC for the issues already existed before the transfer of the Equity Stake. Up to the Signing Date, the Transferors have fully disclosed to the Transferee all information in respect of environmental protection, water and soil conservation, flood prevention plan, utilization of land (woodland), woods cutting, power generation, emigrants relocation, fire-prevention and work safety of the Company, etc. In addition, the Transferors hereby jointly warrant that all fees, charges, penalties and expenses payable to or being required to pay to any PRC governmental authority have been paid off. As of the Second Payment Date, there is no such fees, charges, penalties and expenses in default, nor is there any costs and/or expenses being required by any PRC governmental authority to be paid for any purpose of correcting defects and/or inappropriate actions of the Company in default. In the event that the Transferee and/or the Company suffers from any penalty, damage, loss, etc. due to any such administrative investigations, lawsuit, arbitration, disputes, Claims, penalties and/or other proceedings which existed before the completion of the transfer of the Equity Stake, the Transferors shall be jointly liable for the full compensation on the Transferee and/or the Company.

10.7	The Company legally owns all real estate (including but not limited to land, buildings, dams, headrace, electricity power transmission lines, structures and affiliated facilities) and moveable assets (including but not limited to machines, equipments, vehicles, furniture and office facilities), which are requisite for its business operation and shall be not less than those real estate and moveable assets listed out in the assets list jointly confirmed by the Transferors and Transferee in writing. Except for the securities disclosed in Appendix II to this Agreement, the Company has not created any other security (including but not limited to mortgage, pledge and lien) or other Encumbrance on the real estate and movable assets listed in the assets list jointly confirmed by the Transferors and Transferee in writing. Prior to the date of the delivery of the assets, all material aspects of all buildings, machines, equipments, vehicles and other assets owned by the Company are in good, safe and operational conditions (excluding the loss from normal usage), which are anticipated not to be repaired (excluding the daily requisite maintenance), replaced or supplemented within twelve (12) months after the Signing Date due to the causes existed prior to the date of delivery. The Transferors hereby warrant and undertake that commencing from the Signing Date, the real estate and movable assets mentioned above will not suffer from any loss or damage resulting from the actions of the Transferors or any Third Party. In the event that such real estate and movable assets suffer from any losses or damages due to the actions of the Transferors or any Third Party, the Transferors shall be jointly liable for the full compensation on the Transferee and/or the Company.
10.8	The production, operation, construction and business of the Company are complied with relevant applicable PRC laws and regulations in material aspects, including but not limited to those laws and regulations in relation to hydropower generation, environmental protection, water and soil conservation, flood prevention plan, design and construction of hydro projects, bidding, utilization of woodland, woods cutting, fire-prevention, production safety and emigrants relocation. The Transferors warrant that the environmental protection authority, water resources authority, electricity regulatory authority, construction authority, forestry authority, fire-prevention authority, planning authority, production safety authority and other governmental authority will not punish the Company due to the issues of environmental protection, water and soil conservation, water fetching, flood prevention plan, design and construction of hydro projects, bidding, power generation, utilization of woodland, woods cutting, fire-prevention, production safety and emigrants relocation, etc. which already existed before the Second Payment Date. In the event that the Company suffers from any loss or damage due to the punishment by local government, environmental protection authority, water resources authority, electricity regulatory authority, forestry authority, construction authority, fire-prevention authority, planning authority, production safety authority or other governmental authorities, the Transferors shall fully compensate the Transferee and/or the Company so as to hold the Transferee and/or the Company harmless.
10.9	The fire-prevention design of all construction projects of the Company are fully complied with all relevant PRC laws and regulations and the relevant requirements of national fire-prevention technical standards.

10.10	Prior to the signing of this Agreement, the Transferors have already disclosed all information about the debts of the Company. As of the Second Payment Date, such information remains complete, reliable, accurate and genuine. As of the Second Payment Date, all debts of the Company have been set out in Appendix I to this Agreement, and all due principal and accrued interests have been fully paid off. The payable principal, which will be due on or after the Second Payment Date, and all the interests accrued after the Second Payment Date shall be assumed by the Company. The Transferors shall assume joint liabilities for any undisclosed debts or unpaid due principal and interests of the Company so as to hold the Transferee and the Company harmless.

10.11	The provider of the security for the benefit of the Company listed out in Appendix II to this Agreement shall continue to provide the security for the Company in accordance with the stipulations in relevant security contracts, and such continuous secured term shall be not less than six (6) months after the Second Payment Date; in the event that the Transferee and/or the Company suffer from any loss or damage due to the early cancellation or termination of such security mentioned above, the Transferors shall assume joint liability to compensate the Transferee and/or the Company in full.

10.12	As for the debts listed out in Appendix I to this Agreement, the Transferors shall do their utmost to assist the Transferee in negotiating with relevant banks.

10.13	The Company can legally own the land use right of all the land (the total area being not less than 681,167.68 m2) currently used by the Company, free from being sued, arbitrated, punished or suffering from other damages or loss due to land issues. In the event that the Transferee and/or the Company suffer from any punishment, damage or loss due to the usage of such land, the Transferors shall assume joint liabilities to fully compensate the Transferee and/or the Company.

10.14	The procurement of the land use right (allocated) with the State-owned Land Use Right Certificate (the certificate No: Ping Guo Yong (2006) Zi No. 157 and the total area being 665,347.66 m2) for the land currently used by the Company is in full compliance with the PRC laws and regulations, and all relevant taxes and fees have been fully paid off in accordance with law. In the event that the Transferee and/or the Company suffer from any punishment, damage or loss due to the land, the Transferors shall assume joint liabilities to fully compensate the Transferee and/or the Company.

10.15	The procurement of the land use rights (granted) with the State-owned Land Use Right Certificates (the certificate No: Ping Guo Yong (2006) Zi No. 156 with the total area of 9,625.31 m2 and the certificate No: Ping Guo Yong (2006) Zi No. 158 with the total area of 6,194.71 m2) for the land currently used by the Company is in full compliance with the PRC laws and regulations, and all relevant taxes and fees (including, without limitation, the compensation fees for land requisition, and land grant fees) have been fully paid off in accordance with law. In the event that the Transferee and/or the Company suffer from any punishment, damage or loss due to such land, the Transferors shall assume joint liabilities to fully compensate the Transferee and/or the Company.

10.16	After the Signing Date, the Transferors shall normally operate and manage the Company until the completion of the delivery stipulated in Chapter VI hereof and warrant that there will be no Material Adverse Change to the operation, business and conditions of the Company.

10.17	As of the First Payment Date, the Company has not carried out any equity investment in any other companies, enterprises, or other economic entities, etc., neither has the Company participated in any partnership or association with any other companies, enterprises, other economic entities or individuals. In the event that the Company suffers from any damage or loss due to such undisclosed equity investment or partnership or association, the Transferors shall assume joint liabilities to fully compensate the Transferee and/or the Company. The Transferors shall accomplish the procedures for the transfer of one hundred percent (100%) of the equity stake of Pingnan Kanghua Real Estate Development Co., Ltd. held by the Company.( a kind of long term investment in the amount of RMB10,000,000) at a transfer price of RMB10,000,000 before the application for approval of this Agreement is submitted to the Examination and Approval Authority.

10.18	As of the Second Payment Date, except for the securities listed out in Appendix II to this Agreement, the Company’s assets and rights are free from any security (including but not limited to mortgage, pledge and lien) or any other Encumbrance, neither has the Company provided any security (including but not limited to mortgage, pledge and guarantee) for any other companies, enterprises, economic entities or any individuals. In the event that the Company suffers from any damage or loss due to such undisclosed security, the Transferors shall assume joint liabilities to fully compensate the Transferee and/or the Company

10.19	As of the Second Payment Date, the Company has fully paid off all taxes required by the PRC laws and regulations, including but not limited to enterprise income tax, value-added tax, municipal construction tax and additional education fees. The Transferors shall assume joint liabilities for any unpaid taxes to the Transferee and/or the Company so as to hold the Transferee and/or the Company harmless.
10.20	All construction projects (whether completed or under construction) of the Company, excluding the management building erected on the reservoir area, have obtained all requisite governmental approvals and licenses and are constructed in strict compliance with such approvals and licenses issued by relevant governmental authorities and there are no violation thereof. In the event that after the completion of the transfer of the Equity Stake, the Company is punished by any governmental authority as a result of any above-mentioned issues, the Transferors shall assume joint liabilities to fully compensate the Company and/or the Transferee.

10.21	The effectiveness of this Agreement shall not or is impossible to cause any Third Party to terminate the contracts or agreements concluded with the Company prior to the effective date of this Agreement (inclusive) which are still effective on such effective date.

10.22	The Company’s production technology and process are in full compliance with relevant PRC laws, regulations, standards and norms, and there are no illegal actions of infringing upon intellectual property rights of others, such as patent, know-how, etc. In the event that the Company suffers from any punishment, damage or loss due to any above-mentioned illegal actions, the Transferors shall assume joint liabilities to fully compensate the Company and/or the Transferee.

10.23	Labour Contracts between the Company and the employees who are still employed by the Company upon the Signing Date have been legally and effectively executed. The social insurance registration for the employees of the Company has been legally and validly carried out. The various social insurance premiums, which shall be taken out for the employees according to relevant PRC laws and regulations, have been fully paid up in a timely fashion, and there has not been any payment for the employees’ social insurance premiums, salaries, and other welfares provided in PRC laws and the Company’s internal regulations in default. As of the Second Payment Date, there has not been any situation which may cause the employees to bring labour arbitrations or lawsuits against the Company. In the event that the Company and/or the Transferee suffer from any punishment, loss or damage due to the aforesaid issues, the Transferors shall assume joint liabilities to fully compensate the Transferee and/or the Company.
10.24	As of the First Payment Date, except for the leased building provided in the Lease Contract of the Sixth Floor of Cuiping Department Store entered into by and between Pingnan County Cuiping Department Store Co., Ltd. and the Company, the Company does not lease any other real estate or movable assets such as land, buildings, machines and equipments, etc.

10.25	The Company has taken out the property comprehensive insurance and additional machinery and equipment breakdown insurance (policy number: PQZA200835092300000006), the property comprehensive insurance and power supply liability insurance (policy number: PZFD20083509230000000001) and the property comprehensive insurance (for its transmission line) (policy number: PQZA200835092300000012) as reasonably required by its production and operation , all policies of which are still valid, all the due insurance premiums of which have been paid off, and all other material conditions of which have been fully fulfilled and observed. As of the Second Payment Date, there is no circumstance which may have caused or may cause the invalidity of the aforesaid insurance policies. The aforesaid insurance policies are free from any special or unusual restrictions. As of the Second Payment Date, there have been no situations under which the Company could claim for compensation against the insurer in accordance with the aforesaid policies.

10.26	The Transferors warrant that before the First Payment Date, all the equity stake of Pingnan Kanghua Real Estate Development Co., Ltd. held by the Company shall be transferred to the Third Party with the relevant costs and fees for the procedures undertaken by the Transferors. In the event that the Transferors fail to complete such equity stake transfer as scheduled and provide effective evidential documents, the Transferors shall assume joint liabilities to fully compensate the Transferee and/or the Company for any loss and damage incurred therefrom.
10.27	The Transferors warrant that before the First Payment Date, the list for all the documents and receipts of the Company shall be submitted to the Transferee, including but not limited to the finical vouchers, accounting books, all approvals, certificates and licenses, permits, customer information, building ownership certificates, state-owned land use right certificates, all contracts and agreements executed by the Company and employee information, etc.

10.28	The Transferors warrant that when the valid term of the Water Drawing Permit of the Company is due on December 31, 2012,, the Transferors will do their best efforts to assist the Company for the extension of the valid term of such Water Drawing Permit.

10.29	The Transferors warrant that within one (1) year from the Signing Date, the Transferors shall complete the dam registration and safety appraisal for the dam of the Hydroelectric Station Project in accordance with relevant PRC laws and regulations with all fees and costs borne by the Transferors. In the event that the Transferors fail to complete such dam registration and safety appraisal for the dam of the Hydroelectric Station Project as scheduled, the Transferors shall assume joint liabilities to fully compensate the Transferee and/or the Company for any loss and damage incurred therefrom.

10.30	The Transferors warrant that within one (1) year from the Signing Date, the Transferors shall, in accordance with relevant PRC laws and regulations, accomplish the alteration registrations of the Tax Registration Certificates (State and Local Taxes) of the Company and deliver the originals of such altered Tax Registration Certificates to the Transferee. In the event that the Transferors fail to obtain such altered Tax Registration Certificates as scheduled, the Transferors shall assume joint liabilities to fully compensate the Transferee and/or the Company for any loss and damage incurred therefrom.
10.31	The Transferors warrant that within one (1) year from the Signing Date, the Transferors shall, in accordance with relevant PRC laws and regulations, accomplish the entire completion acceptance of the Hydroelectric Station Project and obtain the Completion Acceptance Certificate with all costs and fees borne by the Transferors, and deliver the original of such Certificate to the Transferee. In the event that the Transferors fail to accomplish such entire completion acceptance of the Hydroelectric Station Project and obtain the Completion Acceptance Certificate as scheduled, the Transferors shall assume joint liabilities to fully compensate the Transferee and/or the Company for any loss and damage incurred therefrom.
Chapter V Disclosures, Representations and Warranties by the Transferee
Article 11 Disclosures, Representations and Warranties by the Transferee
The Transferee hereby represents and warrants to the Transferors that:
11.1	The Transferee is an enterprise duly established according to the laws of the Cayman Islands which is validly and legally in existence and also operating normally in accordance with the laws and regulations of the Cayman Islands.

11.2	Signing this Agreement and fulfilling all of its obligations stipulated herein shall not contravene or result in the violation of or constitute a failure to fulfil or an inability to fulfil any of the stipulations of the Transferee’s articles of association or its internal rules, any laws, regulations, stipulations, or any authorizations or approvals from any government body or department or any contract or agreement that the Transferee is a party to or is bound by.

11.3	No lawsuits, arbitrations, or other legal or administrative proceedings or governmental investigations, etc. are on-going against the Transferee that will materially affect its ability to sign this Agreement or fulfil its obligations under this Agreement.
Chapter VI Delivery
Article 12 Delivery
12.1	After the Signing Date, the Transferors and Transferee shall immediately organize and establish a Delivery Team to actively carry out the delivery of the Company and the Hydroelectric Station Project, etc., including but not limited to the delivery of the production, operation and management, financial affairs, assets sorting and counting, files and documents, certificates and licenses, approval documents, official stamps and the project constructions from the Transferors to the Transferee.

12.2	The Transferors shall warrant to make a full and complete delivery and there shall be no derogation between the Company’s movable assets and real estate delivered to the Transferee and those listed out in the assets list jointly confirmed by the Transferors and Transferee in writing.

12.3	The delivery shall include, without limitation, the following:
(1)	the delivery of all stamps of the Company, such as the official stamp, financial stamp and contract stamp, to the Transferee;

(2)	the checking and counting of all the assets (including but not limited to the real estate and movable assets) of the Company by the Transferors and Transferee, the formulation of the list of the Company’s assets, and the delivery of such assets, subject to the on-site confirmation by signing of the representatives respectively from the Transferors and Transferee; as for the derogated assets during the assets sorting and counting, the compensation shall be made by the Transferors in accordance with the appraisal value;
(3)	the delivery of the originals of all approvals, certificates and licences, permits and customer information, and the copies of building ownership certificates, state-owned land use right certificates to the Transferee;

(4)	the delivery of the originals of all project drawings, contracts, agreements (including but not limited to grid connection and dispatching agreement, power sale and purchase contract, project contracts, equipment contracts, installation contracts and materials contracts) and other files and documents to the Transferee;

(5)	the delivery of the originals of all financial accounting books, financial vouchers and the accounting files to the Transferee;

(6)	the technology transfer and delivery of the list concerning the units contracting the construction works of the Hydroelectric Station Project, equipment manufacturer, design, project supervision, quality examination and transmission lines, etc. to the Transferee; and

(7)	the delivery of all other materials and files of the Company.
12.4	The delivery shall be fully completed within ten (10) days from the First Payment Date. In addition, the completion of such delivery shall be subject to the written confirmation of the Transferee. In the event that the Transferors believe the delivery has been fully completed, the Transferors may require the Transferee in writing to confirm the completion of the delivery; within five (5) Business Days after receiving the written requirement for the confirmation from the Transferors, if the Transferee fails to make a written confirmation or a written objection, the delivery shall be deemed as having been confirmed to be fully completed. In the event that the Transferee raises written reasonable objection, the Transferors shall complete the delivery within three (3)

Business Days commencing from the date when such written objection from the Transferee is raised.
12.5	After the completion of the delivery, the Transferors shall provide active cooperation when the Transferee reasonably requires further delivery in writing.

12.6	The Transferors shall make sure the continuity, stability and safety of the production and operation of the Company during the process of the delivery.

12.7	The Transferors shall fully cooperate so as to complete the delivery. In the event that the Transferee or the Company after the transfer of the Equity Stake suffers from any damage due to the Transferors’ non-cooperation, the Transferors shall be jointly liable for the compensation in accordance with law.

12.8	The Transferors warrant and undertake that, there are no unconformity in quantities and qualities of the Hydroelectric Station Project, relevant equipments and facilities with the assets list jointly confirmed by the Transferors and Transferee in writing. In the event that the Transferee suffers from any loss due to the quantity and quality problems of the Hydroelectric Station Project, equipments and etc., the Transferors shall be liable for the full compensation on the Transferee.
Chapter VII Employees
Article 13 Employees
13.1	Upon the completion of the transfer of the Equity Stake, the Company shall relocate current employees of the Company in accordance with law, and the terms and conditions of their employment including their remuneration for their employment shall be determined by reference to the current standards in principle and implemented in accordance with the Labour Law of the PRC, the Labour Contract Law of the PRC and other relevant Chinese laws and regulations.
13.2	The Company shall protect the legal rights and interests of its employees in accordance with law.
Chapter VIII Confidentiality
Article 14 Confidentiality
14.1	All Parties agree that unless otherwise stipulated in relevant confidentiality agreements, with regard to the confidential and exclusive information that have been disclosed to or may be disclosed to the other Parties by any Party to this Agreement pertaining to their respective businesses, or financial situations and other confidential matters, all Parties to this Agreement which have received the aforesaid confidential information (including written information and non-written information, hereinafter referred to as “Confidential Information”) shall:
14.1.1	Keep the aforesaid Confidential Information confidential;

14.1.2	Save for the disclosure of the Confidential Information by a Party to this Agreement to its employees solely for the performance of their duties and responsibilities, none of the Parties to this Agreement shall disclose the Confidential Information to any Third Party or any entity.
14.2	The provisions of the aforesaid Article 14.1 shall not apply to Confidential Information:

14.2.1.	which was available to the receiving Party from the written records procured by the receiving Party before the disclosing Party disclosed the information to the receiving Party;

14.2.2.	which has become public information by means not attributable to any breach by the receiving Party;

14.2.3.	which was obtained, by the receiving Party from a Third Party not subject to any confidentiality obligation affecting the said Confidential Information.
14.3	As far as any natural person or legal entity which has been a Party to this Agreement is concerned, notwithstanding that it has ceased to be a Party to this Agreement because of the transfer of its rights and obligations pursuant to the terms of this Agreement, the stipulations set out in this Chapter VIII shall remain binding on it.
Chapter IX Breach of Contract
Article 15 Liability for Breach of a Representation or Warranty
15.1	If any representation or warranty made by any Party to this Agreement is found to be an error, or if any fact that has or is likely to have a major or substantial effect on the signing of this Agreement by any Party has been omitted, or if any representation or warranty is found to be misleading or untrue in any respect, the non-breaching Party shall be entitled to require the Party (ies) in breach for full compensation for any loss, damage, cost or expense arising from the erroneous, omitted, misleading or untrue representation or warranty of the Party (ies) in breach or arising from any other breach of any representation and warranty given by the Party (ies) in breach.

15.2	Each representation and warranty set out in this Agreement is to be construed independently.

15.3	For the avoidance of doubt, the Transferors hereby unconditionally and irrevocably agree and confirm that they shall be jointly liable for any liability for any breach of representation or warranty.
Article 16 Liability for Breach of Contract
16.1	In the event of a breach committed by any Party to this Agreement, the said defaulting Party shall be liable to the other Party (ies) for the losses and damages or any other liabilities arising out of that defaulting Party’s breach of contract in accordance with the provisions of this Agreement and the laws and regulations of China. In the event that all Parties to this Agreement commit a breach, each of the Parties shall be liable to the other Parties for the losses and damages or any other liabilities incurred respectively.

16.2	In the event that the undisclosed issues by the Transferors prior to the signing of this Agreement which may influence the legal existence of the Company and the Hydroelectric Station Project, after the completion of the Equity Stake, actually influence the legal existence of the Company or the Hydroelectric Station Project, the Transferee is entitled to apply to the Examination and Approval Authority for the approval of the termination of this Agreement in accordance with laws and to require the Transferors to pay one percent (1%) of the Transfer Price as liquidated damages; in addition, the Transferee is entitled to exercise other legal remedy rights in accordance with other provisions hereof and PRC laws and regulations.

16.3	In the event that the Transferors fail to fully accomplish the delivery in accordance with the time limit and conditions stipulated in Chapter VI hereof and/or fail to remit the guarantee deposit in full into the bank account designated by the Transferee in accordance with the time limit and conditions stipulated in Article 4.2 hereof, and fail to perform or refuse to perform the aforesaid obligations within ten (10) days after the receipt of the notification in writing from the Transferee, the Transferors shall pay the liquidated damages in the amount of RMB70,000,000 to the Transferee within three (3) days after the expiration of the time limit of such notification, and the Transferee is entitled to require the Transferors to continue to perform this Agreement . The Transferee is entitled to claim for other compensations and remedies prescribed under PRC laws and this Agreement. The Transferors shall assume joint liabilities for the payment of the aforesaid liquidated damages.
16.4	Any violation of the obligations, representations and warranties under this Agreement by any Party of the Transferors or Transferee shall constitute a breach of contract, and the defaulting Party (ies) shall assume the liability to compensate all the losses due to the breach of contract to the other Parties.

16.5	Any delayed performance of the obligations, representations and warranties under this Agreement by any Party of the Transferors or Transferee shall constitute a breach of contract; however, the delayed performance or nonperformance due to the other Party’s advance performance obligation shall not constitute a breach of contract.

The defaulting Party with delay in performance of this Agreement shall pay the liquidated damages per day in the amount of the Transfer Price multiplied by the one-year bank loan rate announced by the People’s Bank of China to the non-defaulting Party (ies); in the event that the defaulting Party delays to perform this Agreement over thirty (30) days, the non-defaulting Party (ies) is entitled to apply to the Examination and Approval Authority for the approval of the termination of this Agreement, and require the defaulting Party to pay one percent (1%) of the Transfer Price as liquidated damages. The receipt of the liquidated damages shall not prejudice the rights of the non-defaulting Party (ies) to claim for other remedies in accordance with other provisions of this Agreement and the PRC laws and regulations.
16.6	For the avoidance of doubt, the Transferors hereby unconditionally and irrevocably agree and confirm that they shall be jointly liable for any liability for any breach of this Agreement committed by any of the Transferors.

Chapter X Force Majeure
Article 17 Force Majeure
17.1	“Force Majeure” refers to earthquake, typhoon, flood, fire, war, political unrest and such special incidents or events that are deemed to be Force Majeure occurrences under the provisions of the relevant laws and regulations of China.

17.2	In the event of the occurrence of a Force Majeure event, the obligations of the Party to this Agreement affected by this Force Majeure event shall cease during the period of the Force Majeure event and any term or period set out in this Agreement to which the affected party is subject shall automatically be extended by a period equivalent to the term or period of the Force Majeure event, and the said Party shall not be liable for any liabilities arising out of a breach of contract as provided for in this Agreement.

17.3	The Party claiming the occurrence of a Force Majeure event shall promptly inform the other Party (ies) in writing, and within seven (7) days thereafter, it shall provide sufficient evidence (issued by the notary organization or the competent authorities) for the occurrence and the continuity of the Force Majeure event. In addition, the Party claiming the occurrence of a Force Majeure event shall also do its best to eliminate the adverse effect of the Force Majeure event.

Chapter XI Resolution of Disputes
Article 18 Arbitration
18.1	Any dispute arising out of or in connection with this Agreement shall firstly be resolved through friendly consultation. In the event that sixty (60) days after the commencement of the friendly consultations, the dispute cannot be resolved through such means, either Party may submit the dispute to the China International Economic and Trade Arbitration Commission in Beijing for arbitration in accordance with its prevailing valid arbitration rules. The arbitration place shall be in Beijing.

18.2	The arbitration tribunal shall be composed by three (3) arbitrators, and the arbitration procedure shall be conducted in Chinese.
Article 19 Validity of the Arbitration Award
The arbitration award shall be final and binding on all Parties to this Agreement. All Parties to this Agreement agree to be bound by the said award, and act accordingly.
Article 20 Continuation of Rights and Obligations
After a dispute has arisen and during its arbitration process, other than the disputed matter, all Parties to this Agreement shall continue to exercise their other respective rights stipulated in this Agreement, and continue to fulfil their other respective obligations stipulated in this Agreement as well.
Chapter XII Applicable Law
Article 21 Applicable Law
The laws and regulations of the PRC shall govern and be binding on the establishment, validity, interpretation and execution of this Agreement. All disputes arising out of this Agreement shall be determined according to the laws of the PRC.

In the event the laws of the PRC do not make provision for a certain issue relating to this Agreement, reference shall be made to general international business practices.
Chapter XIII Miscellaneous
Article 22 Waiver
The non-exercise or delay in the exercise of an entitlement stipulated in this Agreement by any Party to this Agreement shall not be regarded as a waiver of the said entitlement. Any single exercise or partial exercise of an entitlement shall not rule out any future re-exercise of the said entitlement.
Article 23 Transfer
Unless otherwise described and prescribed in this Agreement, none of the Parties to this Agreement shall transfer or assign all or any part of this Agreement or transfer or assign that Party’s entitlement or obligations as stipulated in this Agreement provided that it has not obtained the consents in writing from other Parties to this Agreement in advance or the approval in writing from the Examination and Approval Authority as required by the laws.
Article 24 Amendment
24.1	This Agreement has been executed for the benefit of all Parties to this Agreement and their respective lawful successor(s) and assignees, and shall have legal binding effect on them.

24.2	This Agreement shall not be amended verbally. Any amendment to this Agreement shall become effective only upon the procurement of the written document indicating their consents signed by All Parties and the written approval of the Examination and Approval Authority.

Article 25 Severability
The invalidity of any term of this Agreement shall not affect the validity of other terms of this Agreement.
Article 26 Language
This Agreement is written in both the Chinese language and the English language. In case of any inconsistency between the Chinese text and the English text, the Chinese text shall prevail.
Article 27 Validity of the Text and Appendices
27.1	This Agreement shall become effective upon being approved by the Examination and Approval Authority. The Chinese text of this Agreement is executed in fifteen (15) sets of original. Each Party shall hold one (1) set of original, and one (1) set of original shall be sent to the Examination and Approval Authority, the competent Administration for Industry and Commerce and any other governmental authorities as required respectively. The remaining originals shall be filed and kept by the Company.

27.2	The English text of this Agreement shall be signed in four (4) sets.

27.3	The Appendix I and Appendix II to this Agreement shall constitute the integral part of this Agreement, and have the same legal effect as this Agreement.
Article 28 Notification
28.1	Unless otherwise specified and prescribed in this Agreement, any Party issuing any notification or written communication to the other Party (ies) according to the provisions of this Agreement shall have them written in the Chinese Language and shall send them as a letter by a courier service company, or by facsimile. Letters sent by a courier service company will require a confirmation to be given seven (7) Business Days after handing over the notification or communication to the courier service company. Any notification or written communication sent in accordance with the stipulations of this Agreement shall be deemed to be effective on the date of receipt. If the notification or communication is sent by facsimile, the date of receipt shall be deemed to be three (3) Business Days after transmission, subject to a facsimile confirmation report evidencing this.
28.2	All notifications and communications shall be sent to the following addresses, until such time when the other Party (ies) issues a written notice of any change to its address:

The Transferee’s Address:	District B, 25th Floor, New Poly Plaza, No.1,
North Street of Chaoyangmen, Dongcheng District, Beijing, China.
Telephone Number:	86-10-6492-8483
Facsimile Number:	86-10-6496-1540
Attention:	Jin Lei

The Transferors’ Address:	5th Floor, Cui Bai Building, Gufeng Town, Pingnan
County, Fujian Province
Telephone Number:	0593-3325389
Facsimile Number:	0593-3332259
Attention:	Chen Guangwei
Article 29 The Entire Agreement
This Agreement constitutes the entire agreement of all Parties to this Agreement pertaining to the transaction agreed upon in this Agreement, and shall replace all the previous discussions, negotiations and agreements among all Parties to this Agreement in respect of the transaction of this Agreement.
(REMAINDER OF PAGE INTENTIALLY LEFT BLANK)

IN WITNESS WHEREOF, the duly authorised representatives of Party A, Party B, Party C and Party D, and Party E, Party F, Party G, Party H, Party I and Party J have signed this Agreement on the date first above written.
Party A: China Hydroelectric Corporation
Signature:
Position:
Party B: Sanming City Chenyang Hydroelectric Co., Ltd.
               (Stamp)
Signature:
Position:
Party C: Sanming City Fufeng Industrial Co., Ltd.
               (Stamp)
Signature:
Position:
Party D: Beijing Xunjing Interactive Technology Co., Ltd.
               (Stamp)
Signature:
Position:

Party E: Huang Shao Jian
Signature:
Party F: Yu Rong Ji
Signature:
Party G: Zhang Rong Bin
Signature:
Party H: Sun Xiao Dong
Signature:
Party I: Xie Fang Wu
Signature:
Party J: Ye Chang He
Signature:

Appendix I Existing Debts of the Company

	Loan Contract	Lender	Balance of Loan		Current	Mortgage and/or Pledge
No.	Number	Bank	(RMB)	Loan Term	Interest Rate	Assets
1	Ping Nong Yin Jie Zi 2002 No.25	Agricultural Bank of China, Pingnan County Sub- branch	40,000,000	December 2002 to November 20, 2011	7.83%	The mortgage of the real estate and movable properties of the Hydroelectric Station Project

2	2003 Nian Ping Nan Zi No. 0052	Industrial and Commercial Bank of China, Pingnan County Sub- branch	17,000,000	December 25, 2003 to December 25, 2013	7.83%	The mortgage of 110kv line from the Hydroelectric Station Project to Fu’an and Gantang substation

	Loan Contract	Lender	Balance of Loan		Current		Mortgage and/or Pledge
No.	Number	Bank	(RMB)	Loan Term	Interest Rate		Assets
3	Ping Nong Yin Jie Zi 2004 No. 003	Agricultural Bank of China, Pingnan County Sub-branch	26,000,000	February 24, 2004 to October 20, 2011	7.83%		The mortgage of the real estate and movable properties of the Hydroelectric Station Project

4	2006 Nian Ping Nan Zi No. 0028	Industrial and Commercial Bank of China, Pingnan County Sub-branch	10,000,000	May 31, 2006 to May 15, 2012	7.83% ×	(1+0.1)	Pledge of the right to collect electricity fees, the remortgage of the real estate and movable properties of the Hydroelectric Station Project, and the maximum amount guarantee provided by Huang Shaojian

5	2006 Nian Ping Nan Zi No. 0051	Industrial and Commercial Bank of China, Pingnan County Sub-branch	30,000,000	July 4, 2006. to July 3, 2014	7.83% ×	(1+0.1)	The remortgage of the real estate and movable properties of the Hydroelectric Station Project and the maximum amount guarantee provided by Huang Shaojian

	Loan Contract	Lender	Balance of Loan		Current	Mortgage and/or Pledge
No.	Number	Bank	(RMB)	Loan Term	Interest Rate	Assets
6	35101200700006950	Agricultural Bank of China, Pingnan County Sub branch	22,000,000	August 17, 2007 to August 16, 2008	7.866%	The mortgage of the real estate and movable properties of the Hydroelectric Station Project

Total Amount (the Principal )		RMB 145,000,000

Appendix II List of Security
List of Security
1.	The Transferors have disclosed to the Transferee the following securities (including but not limited to mortgage, pledge, guarantee and securities in other forms) provided by the Company for the benefit of the Company itself:

No.	Security Contract Number	Creditor	Type of Security
1	Ping Nong Yin Di Zi 2004 No. 009	Agricultural Bank of China, Pingnan County Sub-branch	Mortgage

2	2005 Nian Ping Nan Di Zi No. 0002	Industrial and Commercial Bank of China, Pingnan County Sub-branch	Mortgage

3	2006 Nian Ping Nan Zhi Zi No. 001	Industrial and Commercial Bank of China, Pingnan County Sub-branch	Pledge of Right

4	2006 Nian Ping Nan Di Zi No. 0001	Industrial and Commercial Bank of China, Pingnan County Sub-branch	Maximum Amount Mortgage

5	35902200700012216	Agricultural Bank of China, Pingnan County Sub-branch	Mortgage

2.	The Transferors have disclosed to the Transferee the following security (including but not limited to mortgage, pledge, guarantee and securities in other forms) provided by the Company for the benefit of other companies, enterprises, economic entities or individuals:

	Security Contract
The Warantee	Number	Creditor	Type of Security	Security Period
Fujian Dachuang Group Stone Materials Co., Ltd.	35905200700002044	Agricultural Bank of China, Pingnan County Sub-branch	Maximum Amount Guarantee	October 30, 2007 to October 14, 2010

3.	The Transferors have disclosed to the Transferee the following security (including but not limited to mortgage, pledge, guarantee and securities in other forms) provided by the Third Party for the benefit of the Company:

Security Contract
Warrantor	Number	Creditor	Security Period	Type of Security
Sanming City Fufeng Industrial Co., Ltd.	2006 Nian Ping Nan Bao Zi No.0002	Industrial and Commercial Bank of China, Pingnan County Sub-branch	May 26, 2006 to February 26, 2015	Maximum Amount Guarantee